Exhibit 99.1

PURCHASE AGREEMENT

This Purchase Agreement (this "Agreement"), dated as of December 22, 2003, is by and among RREEF America L.L.C., a Delaware limited liability company ("RREEF"), the client accounts of RREEF set forth on Schedule A (each a "Purchaser" and collectively, the "Purchasers"), and Summit Properties, Inc., a Maryland corporation (the "Seller").

WHEREAS, the Purchasers desire to purchase from Seller, and Seller desires to issue and sell to the Purchasers, in the aggregate 2,000,000 shares of common stock of Seller, par value $0.01 per share (the "Shares").

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.   Purchase and Sale . Subject to the terms and conditions hereof, the Purchasers hereby agree to purchase from Seller, and Seller agrees to issue and sell to the Purchasers, the Shares at a price per share of $23.61 for an aggregate purchase price of $47,220,000 (the "Purchase Price").

2.   Purchaser Representations and Warranties . RREEF, on behalf of the Purchasers, represents and warrants that:

(a)   Due Authorization . Each Purchaser is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by each Purchaser, or by RREEF on behalf of such Purchaser, and constitutes a legal, valid and binding agreement of such Purchaser, or of RREEF on behalf of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and discretion of the court before which any proceeding therefor may be brought.

(b)   Prospectus and Prospectus Supplement . Each Purchaser, or RREEF on behalf of such Purchaser, has received a copy of Seller’s Prospectus dated  August 6, 1999, and Prospectus Supplement dated December 22, 2003 (collectively, the "Prospectus").

(c)   Ownership Limit . To the best knowledge of RREEF, the purchase of the Shares by the Purchasers will not cause any person to exceed the Ownership Limit, as defined in Section 4.2 of Seller’s Amended and Restated Articles of Incorporation ("Articles of Incorporation"). Without limiting the foregoing, (i) RREEF is not and will not be the actual or constructive (by reason of application of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h) of the Code) owner of any of the Shares, (ii) the Purchasers will be the actual owners of the Shares, (iii) to the best knowledge of RREEF, the

Exhibit 99.1

purchase of the Shares will not cause any of the Purchasers to actually or constructively (by reason of application of Code Section 544, as modified by Section 856(h) of the Code) own shares of stock of Seller with an aggregate value in excess of 9.8% of the aggregate value of all outstanding stock of Seller, and (iv) immediately prior to the Closing (as defined in Paragraph 6 of this Agreement), none of the Purchasers is a direct or indirect beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 5% or more of Seller’s stock.

3.  Representations and Warranties of Seller . Seller represents and warrants that:

(a)   Due Authorization . This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

(b)   Organization and Authority . Seller has been duly organized and is validly existing in good standing under the laws of Maryland, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

(c)   Issuance of the Shares . The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing.

(d)   No Restrictions, Liens and Claims . When issued and delivered pursuant to this Agreement, the Shares will be free and clear of any and all restrictions on transfer (except as set forth in Seller’s Articles of Incorporation), liens, security interests, claims, encumbrances and assessments of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (collectively, "Encumbrances") except to the extent such Encumbrances are created by Purchaser or RREEF or are described in the Prospectus.

(e)   Registration . The Shares have been duly registered with the Securities and Exchange Commission pursuant to an effective registration statement of which the Prospectus is a part.

(f)   Absence of Conflicts . The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller.

Exhibit 99.1

4.   Representation and Warranty of RREEF . RREEF represents and warrants that (a) it is an investment adviser duly registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended; (b) it has been duly authorized to act as investment adviser on behalf of the Purchasers; and (c) it has the power and authority to enter into this Agreement on behalf of the Purchasers.

5.   Conditions to Obligations of the Parties . The obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the condition that each of the representations and warranties of the parties hereto shall be true and correct in all respects.

6.   Closing . The transactions contemplated hereby shall be consummated on December 29, 2003 (such time and date of payment and delivery being herein called the "Closing") on a delivery versus payment basis in accordance with the "DTC ID System" through Jefferies & Company, Inc. , or any appropriate affiliate thereof (with each party to pay a commission of $.01 per share to Jefferies & Company, Inc.).

7.   Governing Law . This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

8.   Entire Agreement . This Agreement constitutes the entire agreement between the parties hereto with respect to the subject mater hereof and may be amended only in a writing that is executed by each of the parties hereto.

9.   Counterparts . This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Facsimile signatures on this Agreement may be relied upon as originals for all purposes.

10.   Fees and Expenses . Each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys’, accountants’ and other advisors’ fees.

Exhibit 99.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Summit Properties Inc.

By:   /s/ Gregg D. Adzema
 Name: Gregg D. Adzema
 Title: Executive Vice President and
Chief Financial Officer

RREEF America L.L.C., on behalf of itself and on
Behalf of the Purchasers specified on Schedule A

By:   /s/ Mark D. Zeisloft
 Name: Mark D. Zeisloft
 Title:    Managing Director